Exhibit 21.1

CORPORATE PROPERTY ASSOCIATES 18 – GLOBAL INCORPORATED
LIST OF REGISTRANT SUBSIDIARIES

Name of Subsidiary	Ownership	State or Country of Incorporation
25th Street Storage 18 (FL) LLC	100%	Delaware
AIR ENT (OH) LLC	100%	Delaware
Arium Dunwoody Venture, LLC	97%	Delaware
Arium Station 29, LLC	97%	Delaware
ATCHI (IL) LLC	100%	Delaware
AUTOPRO (GA) LLC	100%	Delaware
Barn Cement (TX) LLC	100%	Delaware
BEL BTS (SC) LLC	100%	Delaware
Boom (MN) LLC	100%	Delaware
C5 Eiendom AS	51%	Norway
C5 Eiendom IS	50%	Norway
CIP 18 (NY) MEZZ LLC	100%	Delaware
Club Mediterrannee Albion Resorts Limited	100%	Mauritius
CMAR 18 Investor (DE) LLC	100%	Delaware
COOP (GA) LLC	100%	Delaware
CPA 18 International Holding and Financing LLC	100%	Delaware
CPA 18 Pan-European Holding Coöperatief U.A.	100%	Netherlands
CPA:18 Limited Partnership	100%	Delaware
CPA18 Family Investor (DE) LLC	100%	Delaware
CRWN (IN-SC) LLC	100%	Delaware
Cups Number One (DE) LLC	100%	Delaware
Desert Storage 18 (CA) LP	100%	Delaware
Desert Storage GP 18 (CA) LLC	100%	Delaware
DKSN Storage 18 (TX) LLC	100%	Delaware
Eleventh Storage 18 (GA) LLC	100%	Delaware
Hulikoa Kona Storage 18 (HI) LLC	100%	Delaware
Humble Storage 18 (TX) LLC	100%	Delaware
IH37 Storage 18 (TX) LLX	100%	Delaware
Jandoor (MULTI) LLC	100%	Delaware
Jensen Beach Storage 18 (FL) LLC	100%	Delaware
Kaloko Storage 18 (HI) LLC	100%	Delaware
Miami Storage 18 (FL) LLC	100%	Delaware
MIS EGN (MN) LLC	100%	Delaware
Orlando Storage 17 (FL) LLC	100%	Delaware
Østre Aker vei 88 AS (ØAV 88 AS)	100%	Norway
Pleasant Hill GL 18 (FL) LLC	100%	Delaware
Pleasant Hill Storage 18 (FL) LLC	100%	Delaware
Pompano Storage 18 (FL) LLC	100%	Delaware
Ring Spin (GA) LLC	100%	Delaware
SFT INS (TX) LLC	50%	Delaware
Storage 18 ES Account (DE) LLC	100%	Delaware

LIST OF REGISTRANT SUBSIDIARIES (Continued)

Name of Subsidiary	Ownership	State or Country of Incorporation
Temecula Storage 18 (CA) LP	100%	Delaware
Temecula Storage GP 18 (CA) LLC	100%	Delaware
Two Notch Storage 18 (SC) LLC	100%	Delaware
USHOLL (MI) LLC	100%	Delaware
WPC Agro 5 d.o.o.	80%	Croatia
WPC App 2 AS (f/k/a Inceptum 805 AS)	100%	Norway
WPC APP 18-10 B.V.	100%	Netherlands
WPC Infin 18 GmbH & Co. KG	100%	Germany
WPC Infin 18 Verwaltungs GmbH	100%	Germany
WPC Infin 18-4 B.V.	100%	Netherlands
WPC KONZ 18-2 B.V.	100%	Netherlands
WPC Lipowy Sp.z.o.o. (f/k/a Kimberley Sp.z o.o.)	50%	Poland
WPC PEKAO 18-1 B.V.	100%	Netherlands
WPC SIEM 1 AS	100%	Norway
WPC Siem 18-3 B.V.	100%	Netherlands
WPC SIEM 2 AS	100%	Norway
WPC SIEM 3 AS	100%	Norway
WPC Storage TRS 18-1 (DE) Inc.	100%	Delaware
WPC Truff 18-7 B.V.	100%	Netherlands
WPC Voam 18-6 B.V.	100%	Netherlands